AMENDMENT

TO

FORM OF RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT is made as of June 26, 2025, between the Northwestern Mutual Series Fund, Inc. (the “Acquiring Trust”), on behalf of its separate series, as amended from time to time, severally and not jointly (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), and Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange- Traded Self-Indexed Fund Trust (each an “Acquired Trust” and collectively, the “Acquiring Trusts”), on behalf of each of their series, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, the Acquiring Trust, on behalf of the Acquiring Funds, and the Acquired Trusts, on behalf of the Acquired Funds, are parties to a Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”) dated February 5, 2025;

WHEREAS, the Acquiring Trust and the Acquired Trusts desire to amend the Agreement to modify the list of Acquiring Funds on Schedule A as set forth in this Amendment;

NOW THEREFORE, in accordance with Rule 12d1-4 under the 194 Act, as amended, the parties agree as follows:

1.

That portion of Schedule A to the Agreement that relates to the Acquiring Funds shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2.	Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3.	This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

Northwestern Mutual Series Fund, Inc.

Paul A. Mikelson	Paul A. Mikelson	/s/ Paul A. Mikelson
Name of Authorized Signer	Print	Signature
Title: President

INVESCO EXCHANGE-TRADED FUND TRUST

INVESCO EXCHANGE-TRADED FUND TRUST II

INVESCO INDIA EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

Adam Henkel	Adam Henkel	/s/ Adam Henkel
Name of Authorized Signer	Print	Signature

Title: Secretary		6/26/2025

EXHIBIT A - LIST OF ACQUIRING FUNDS

Active/Passive Conservative Portfolio

Balanced Portfolio (effective July 1, 2025, the name of the Portfolio will be Active/Passive Balanced Portfolio)

Asset Allocation Portfolio (effective July 1, 2025, the name of the Portfolio will be Active/Passive Moderate Portfolio)

Active/Passive Aggressive Portfolio

Active/Passive All Equity Portfolio (effective on or about September 30, 2025, the name of the Portfolio will be the Active/Passive Very Aggressive Portfolio)